EXHIBIT 99.1
                         C.E.O. & C.F.O. CERTIFICATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the Annual Report of Aegir Ventures, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2003 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), I, T. Chong Weng, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      The foregoing certification is made solely for the purpose of 18 U.S.C.
Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

                                        By:  /s/ Nakagawa Koichi
                                        ------------------------------
                                        Name: Nakagawa Koichi
                                        Title: Chief Executive Officer
                                         and Chief Financial Officer

                                        November 25, 2005